Exhibit 99.1

Apr 28, 2025 07:00am

LifeMD Acquires Women’s Health Provider Optimal Human Health MD to Accelerate Entry into the Women’s Health Market

NEW YORK, April 28, 2025 (GLOBE NEWSWIRE) — LifeMD, Inc. (Nasdaq: LFMD), a leading provider of virtual primary care services, today announced the acquisition of key assets from Optimal Human Health MD (“Optimal”), a nationwide women’s health virtual care provider. This strategic acquisition marks LifeMD’s official entry into the women’s health market and establishes a scalable clinical foundation for a comprehensive virtual health program under the LifeMD brand, focused on hormone health, bone density, metabolism, and long-term wellness.

With women’s health historically underserved—particularly in areas such as perimenopause, menopause, and hormonal balance—LifeMD’s expansion addresses a significant unmet need for accessible, personalized, and high-quality care. The new women’s health offering is expected to launch this summer and will provide services through LifeMD’s vertically integrated platform.

“Expanding LifeMD’s virtual care, prescription, and wellness portfolio into adjacent markets where traditional U.S. healthcare has consistently failed to meet the needs of patients—particularly women—is central to our growth strategy,” said Jessica Friedeman, Chief Marketing Officer and Head of Women’s Health at LifeMD. “Our upcoming women’s health programs are particularly compelling because they allow us to fully leverage our national provider network, partnerships with Quest and Labcorp, in-house mail-order pharmacy, behavioral health services, and nutrition and wellness capabilities. Together, these assets position us to build what we believe will be the most comprehensive virtual-first women’s health offering in the country. Just as importantly, many of these services will be accessible through private and government insurance, further increasing affordability and reach for our patients.”

Despite increasing awareness, women’s health remains one of the most underserved areas in medicine—extending far beyond maternity and reproductive care. Natural transitions like menopause—and conditions like osteoporosis—are chronically underdiagnosed and/or undertreated: only one in four women seeks treatment for menopause-related symptoms, and while women represent 80% of osteoporosis cases, over two-thirds remain undiagnosed. According to BCG, these two areas alone represent a projected market opportunity of $60–70 billion by 2030—over six times larger than today—highlighting the scale and urgency of building solutions that meet the unique health needs of women at every stage of life.

The transaction brings on board Optimal’s highly trained team—including nurse practitioners, registered dietitians, and patient care staff—as well as Dr. Doug Lucas, Optimal’s founder and a widely respected leader in osteoporosis reversal and hormone optimization. Dr. Lucas is the author of two best-selling books, The Osteoporosis Breakthrough and Top 10 Reasons Why Your Hormones Are Failing You, and hosts the popular YouTube channel “The Dr. Doug Show: Bones, Hormones, and HealthSpan.” He brings decades of clinical experience and thought leadership to LifeMD, where he will play a central role in shaping the company’s women’s health strategy.

“LifeMD’s platform provides the reach and operational sophistication to bring world-class women’s health care to a broader population,” said Dr. Lucas. “With increased awareness around menopause-related symptoms as well as conditions like osteoporosis—along with rising demand for personalized wellness solutions—I’m excited to expand the work we started at Optimal and deliver next-generation care through LifeMD.”

The acquisition is aligned with LifeMD’s broader strategy of scaling high-demand specialty care verticals through proven clinical models and platform integration, following the success of Rex MD in men’s health. LifeMD is uniquely equipped to deliver differentiated care at scale, supported by its 50-state affiliated medical group, national lab and pharmacy infrastructure, and an expanding patient base across both cash-pay and insurance-covered models.

Interested patients can join the waitlist at https://lifemd.com/womens-health/.

About LifeMD, Inc.

LifeMD® is a leading provider of virtual primary care. LifeMD offers telemedicine, access to laboratory and pharmacy services, and specialized treatment across more than 200 conditions, including primary care, men’s and women’s health, weight management, and hormone therapy. The Company leverages a vertically integrated, proprietary digital care platform, a 50-state affiliated medical group, a 22,500-square-foot affiliated pharmacy, and a U.S.-based patient care center to increase access to high-quality and affordable care. For more information, please visit LifeMD.com.

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Investor Contact

Marc Benathen, Chief Financial Officer

marc@lifemd.com

Media Contact

Jessica Friedeman, Chief Marketing Officer

press@lifemd.com